UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2016

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio		44258
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 9, 2016, the Securities and Exchange Commission (“SEC”) filed an enforcement action against RPM International Inc. (“RPM”) and RPM’s General Counsel Edward W. Moore in connection with the company’s previously disclosed restatement of its results for the first, second and third quarters of fiscal 2013. The restatements had no impact on the audited results for the fiscal year ended May 31, 2013, and the company’s audit committee concluded that there was no intentional misconduct on the part of any of its officers.

RPM has cooperated with the SEC’s investigation and believes the allegations mischaracterize both the company’s and Mr. Moore’s actions in connection with the matters related to the company’s quarterly results in fiscal 2013 and are without merit.

The RPM Board of Directors has the utmost confidence in Mr. Moore’s integrity and ability and believe he conducted himself in this matter professionally, honestly, and ethically, consistent with his outstanding reputation earned over a distinguished legal career spanning more than 30 years. The company said Mr. Moore will continue to serve as the company’s Senior Vice President, General Counsel and Chief Compliance Officer.

RPM will contest the allegations in the complaint vigorously and is confident it will prevail at trial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date September 12, 2016
/s/ Frank C. Sullivan
Frank C. Sullivan Chairman and Chief Executive Officer